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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Nordby International, Inc.

We consent to incorporation by reference in the registration statement on Forms S-8 (File Nos. 333-07667, 333-34491, 333-67325 and 333-78247) and Forms S-3
(File Nos. 333-46203, 333-56633, 333-73023, 333-77065, 333-77757, 333-78585 and
333-85513) of CNET, Inc. of our report dated September 24, 1999, relating to balance sheet of Nordby International, Inc. as of December 31, 1998, and the related statement of operations, stockholder's equity, and cash flow for the year then ended December 31, 1998, which report appears in the Form 8-K of CNET, Inc. dated October 13, 1999.


/s/     KPMG LLP

San Francisco
October 13, 1999